UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2013, Silgan Holdings Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the Initial Purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell $300 million aggregate principal amount of its 5 1⁄2% Senior Notes due 2022 (the “5 1⁄2% Notes”) to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The closing for the sale of the 5 1⁄2% Notes is subject to customary conditions and is expected to occur on or about September 9, 2013. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the offering of the 5 1⁄2% Notes will be approximately $294.3 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the sale of the 5 1⁄2% Notes to repay outstanding revolving loans under its senior secured credit agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 8—Other Events

Item 8.01.	Other Events.

On September 4, 2013, the Company issued a press release announcing the pricing of the 5 1⁄2% Notes. A copy of this press release is furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement dated September 4, 2013 among Silgan Holdings Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers named therein.

99.1	Press Release dated September 4, 2013 announcing the pricing of the 5 1⁄2% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III Senior Vice President, General Counsel and Secretary

Date: September 6, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase Agreement dated September 4, 2013 among Silgan Holdings Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers named therein.

99.1	Press Release dated September 4, 2013 announcing the pricing of the 5 1⁄2% Senior Notes due 2022.